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                          AMENDATORY AGREEMENT
                                   TO
                     SALARY CONTINUATION AGREEMENT
                       WITH MR. JAMES C. KEMPNER

          THIS AMENDATORY AGREEMENT made this 28th day of October
1993, by and between IMPERIAL HOLLY CORPORATION, a Texas corporation (the "Company"), and ___________________ (the
"Employee");

WITNESSETH:

          WHEREAS, by Salary Continuation Agreement dated August 1, 1990 and amended April 30, 1992, between the Company and Employee (the "Agreement"), the Company agreed to provide Employee supplemental retirement, death and disability benefits pursuant to a Salary Continuation Plan established April 1, 1981, as amended and restated effective August 1, 1990 (the "Plan"); and

          WHEREAS, Paragraph 18 of the Agreement provides for its amendment by a written instrument executed by the Company and Employee, and the parties desire to amend the Agreement as set forth herein;

          NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the parties hereto agree as follows:

          1. The first sentence of Paragraph 2 of the Agreement, entitled "Salary Continuation After Normal
Retirement," shall be replaced in its entirety with the following sentence:

          "Except as provided in Paragraph 8, if Employee terminates his employment with the Company on or after his attainment of age sixty five (65), the Company hereby agrees to make a lump-sum cash payment to Employee in the amount of $___________ on the Employee's "Normal Retirement Date" (as hereinafter defined)."

          2. The first sentence of Paragraph 3 of the Agreement, entitled "Early Retirement," shall be replaced in its entirety with the following sentence:

          "Except as provided in Paragraph 8, if Employee terminates his active employment with the Company prior to his Normal Retirement Date but after he has attained age sixty-two (62), the Company hereby agrees to make a lump-sum cash payment to Employee in the amount of $_____________."

          3. The following sentence shall be added at the end of Paragraph 3 of the Agreement entitled "Early Retirement," to read as follows:

          "For purposes of the preceding sentence, Employee's termination of active employment shall be deemed as having occurred in the same year in which payment is made under this Paragraph."

          4. In the first sentence of Paragraph 4 of the Agreement, entitled "Termination of Employment Due to Disability" the amount of $_________ remains unchanged.

          5.   Paragraph 5 of the Agreement, entitled "Death of
Employee While in Active Employment or During Disability," shall be replaced in its entirety with the following sentence:

          "Except as provided in Paragraph 8, if Employee dies while in active employment with the Company or an Affiliate, or during Disability as defined in Paragraph 4 of this Agreement, Employee's Beneficiary shall be entitled to receive a lump-sum cash payment in the amount of $_____________ on the first business day of the month next following the date of the Employee's death."

          6. In subparagraph B, entitled "Termination Without Cause," of Paragraph 6 of the Agreement, entitled "Termination of Employment Prior to Retirement for Reasons Other Than Death or Disability," $___________ shall be substituted for $___________.

          7. A new Paragraph 8 shall be inserted in the Agreement and shall read as follows:

               "8. Adjustments to Benefits. Notwithstanding anything in this Agreement to the contrary, any benefits payable under Paragraph 2, 3 or 5 of the Agreement shall be reduced by the value of any Other Retirement Benefits (as defined herein), calculated as of the date any benefit payable under this Agreement commences. For purposes of this Agreement, the term "Other Retirement Benefits" shall include any benefits payable to Employee from any Employee Pension Benefit Plan (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended) of any prior employer, or that would have been payable to Employee except for an award of the benefit to an alternate payee pursuant to a domestic relations order qualified under Code
               Section 414(p) or other applicable law. Regardless of the actual form, amount or timing of payment "Other Retirement Benefits" shall be converted to a single-sum value equal to the present value of the unpaid benefits discounted at 5.5% per annum. Notwithstanding anything in this Paragraph to the contrary, in no event shall the single-sum value of Other Retirement Benefits exceed $__________ ."

          8. The remaining paragraphs in the Agreement shall be renumbered accordingly.

          9. The parties ratify and continue all other terms and provisions of the Agreement.

          IN WITNESS WHEREOF, the parties have executed this Agreement (in multiple copies) on the day and year first above written.

                         IMPERIAL HOLLY CORPORATION

                         By:_________________________
                            I.H. Kempner, III
                            Chairman of the Board of Directors

ATTEST:

__________________
Secretary

[SEAL]

                              ______________________
                              Employee

                              ______________________
                              Employee's Spouse